UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: December 16, 2005
Date of earliest event reported: December 16, 2005
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	005-15395	52-2187059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 WEST 42ND STREET NEW YORK, NY		10036

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Principal Officer.
On December 16, 2005, the Company announced that James Follo will resign from his position as Martha Stewart Living Omnimedia, Inc.’s Chief Financial and Administrative Officer effective in March 2006, after the Company files its 10-K report for 2005. The press release is attached as an exhibit to this Form 8-K.
Item 5.02(c). Appointment of Principal Officer.
On December 16, 2005, the Company announced that Howard Hochhauser will become acting Chief Financial Officer for the Company upon the departure of James Follo. Howard Hochhauser, age 34, has served as the Company’s Vice President, Finance and Investor Relations since March 2002. Prior to that, he served in various capacities of increasing responsibility within the finance department since joining the Company in May 2000. From 1996-2000, Mr. Hochhauser was a Vice President at Bear, Stearns & Co. in the equity research department. Prior to that, he worked at Credit Suisse First Boston and KPMG Peat Marwick. Mr. Hochhauser holds a Masters in Business Administration from Columbia University and is a certified public accountant.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated December 16, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC. (Registrant)

Date: December 16, 2005	By:	/s/ John R. Cuti

John R. Cuti Secretary and General Counsel

INDEX OF EXHIBITS

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated December 16, 2005.